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                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                         ------------------------------

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
             UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                         ------------------------------

                                 US BANK, N.A.
                            f/k/a FIRSTAR BANK, N.A.
              (Exact name of Trustee as specified in its charter)


     A National Banking Association                      41-0122055
      (State of incorporation if               (IRS Employer Identification No.)
        not a national bank)

       101 East Fifth Street
     Corporate Trust Department
         St. Paul, Minnesota                              55101
(Address of principal executive offices)                (Zip Code)


                                 US BANK, N.A.
                             101 East Fifth Street
                           St. Paul, Minnesota 55101
                                 (651) 229-2600
        (Exact name, address and telephone number of agent for service)

                         ------------------------------

                          HARRAH'S ENTERTAINMENT, INC.
                        HARRAH'S OPERATING COMPANY, INC.

             Delaware                               62-1411755
             Delaware                               75-1941623
     (State of incorporation               (IRS Employer Identification No.)
      or other jurisdiction)


         One Harrah's Court                           89119
         Las Vegas, Nevada                          (Zip Code)
(Address of principal executive offices)

                         ------------------------------

                             7.125% Notes due 2007
                        (Title of Indenture Securities)

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Item 1. GENERAL INFORMATION. Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

                Comptroller of the Currency
                Treasury Department
                Washington, DC

                Federal Deposit Insurance Corporation
                Washington, DC

                The Board of Governors of the Federal Reserve System Washington, DC

        (b) The Trustee is authorized to exercise corporate trust powers.

                                    GENERAL

Item 2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS. If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

        None
        See Note following Item 16.

Items 3-15 ARE NOT APPLICABLE BECAUSE TO THE BEST OF THE TRUSTEE'S KNOWLEDGE THE OBLIGOR IS NOT IN DEFAULT UNDER ANY INDENTURE FOR WHICH THE TRUSTEE ACTS AS TRUSTEE.

Item 16. LIST OF EXHIBITS. Listed below are all the exhibits filed as a part of this statement of eligibility and qualification. Exhibits 1-4 are incorporated by reference from filing 333-35544.

         Exhibit 1. Copy of Articles of Association of the trustee now in effect.

         Exhibit 2. a. A copy of the certificate of the Comptroller of Currency dated June 1, 1965, authorizing Firstar Bank of Minnesota, N.A. to act as fiduciary.

                    b. A copy of the certificate of authority of the trustee to commence business issued June 9, 1903, by the Comptroller of the Currency to Firstar Bank of Minnesota, N.A.

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         Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued by the Federal Reserve Board.

         Exhibit 4. Copy of the By-Laws of the trustee as now in effect.

         Exhibit 5. Copy of each Indenture referred to in Item 4.

         Exhibit 6. The consent of the trustee required by Section 321(b) of the
                    Act.

         Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

         The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 20th day of August 2001.

                                         US BANK, N.A. f/k/a FIRSTAR BANK, N.A.

         (Seal)

                                         /s/ FRANK P. LESLIE
                                         ---------------------------------------
                                         Frank P. Leslie III, Vice President

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                                   EXHIBIT 6

                                    CONSENT

         In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, Firstar Bank of Minnesota, N.A., hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: August 20, 2001

                                         US BANK, N.A. f/k/a FIRSTAR BANK, N.A.


                                         /s/ FRANK P. LESLIE
                                         ---------------------------------------
                                         Frank P. Leslie III, Vice President

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                                                                       EXHIBIT 7

                       FIRSTAR BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                AS OF 12/31/2000

                                    ($000'S)


ASSETS                                               12/31/00
                                                    -----------
     Cash and Due From Depository Institutions      $ 4,544,505
     Federal Reserve Stock                               -0-
     Securities                                      12,945,944
     Federal Funds                                      410,689
     Loans & Lease Financing Receivables             50,162,986
     Fixed Assets                                       931,227
     Intangible Assets                                1,322,468
     Other Assets                                     2,275,734
                                                    -----------
            TOTAL ASSETS                            $72,593,553

LIABILITIES

     Deposits                                       $53,380,847
     Fed Funds                                        5,278,558
     Treasury Demand Notes                              357,723
     Trading Liabilities                                  4,682
     Other Borrowed Money                             4,446,474
     Acceptances                                         19,638
     Subordinated Notes and Debentures                2,016,942
     Other Liabilities                              $ 1,642,637
                                                    -----------
            TOTAL LIABILITIES                       $67,147,501

EQUITY

     Common and Preferred Stock                     $    18,200
     Surplus                                          3,540,002
     Undivided Profits                                1,887,850
                                                    -----------
            TOTAL EQUITY CAPITAL                    $ 5,446,052

TOTAL LIABILITIES AND EQUITY CAPITAL                $72,593,553